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                                                                    Exhibit 16.1


            [Letterhead of Davidson & Company Chartered Accountants]




July 18, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street N.W.
Washington, DC
USA  20549

Dear Sirs/Madams:

     We have read and we agree with the statements concerning our firm made by GeoAlert, Inc. (Commission File No. 000-30658) under Item 4 of GeoAlert's Current Report on Form 8-K, dated July 18, 2001.

Yours truly,

/s/  Davidson & Company

DAVIDSON & COMPANY
Chartered Accountants